UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

Angel Oak Mortgage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
9.500% Senior Notes due 2029	AOMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 14, 2025, Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership (the “Guarantor”), and Falcons I, LLC, a Delaware limited liability company and the Company’s external manager (the “Manager”), entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC and Piper Sandler & Co., as representatives of the several underwriters named therein (the “Underwriters”), with respect to the underwritten public offering of $40.0 million aggregate principal amount of the Company’s 9.750% Senior Notes due 2030 (the “Notes”), which will be fully and unconditionally guaranteed by the Guarantor. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional $6.0 million aggregate principal amount of the Notes to cover over-allotments, if any. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will be issued pursuant to an indenture (the “Base Indenture”), dated as of July 25, 2024, by and among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture (the “Second Supplemental Indenture”), by and among the Company, the Guarantor and the Trustee, to be dated as of May 21, 2025. The Second Supplemental Indenture will be filed with the Securities and Exchange Commission (the “Commission”) on a subsequent Current Report on Form 8-K.

The Notes are being offered pursuant to an effective shelf registration statement filed with the Commission on June 27, 2024 (Registration Nos. 333-280531 and 333-280531-01), which was declared effective by the Commission on July 9, 2024, a base prospectus, dated July 9, 2024, and a prospectus supplement, dated May 14, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Company estimates that the net proceeds from the offering will be approximately $38.2 million (or approximately $44.1 million if the Underwriters exercise their over-allotment option to purchase additional Notes in full), after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include the acquisition of non-qualified residential mortgage loans and other target assets primarily sourced from its affiliated proprietary mortgage lending platform or other target assets through the secondary market in a manner consistent with the Company’s strategy and investment guidelines.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated May 14, 2025, among Angel Oak Mortgage REIT, Inc., Angel Oak Mortgage Partnership, LP and Falcons I, LLC, on the one hand, and RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC and Piper Sandler & Co., as representatives of the several Underwriters named therein, on the other hand

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2025	ANGEL OAK MORTGAGE REIT, INC.

	By:	/s/ Brandon Filson
	Name:	Brandon Filson
	Title:	Chief Financial Officer and Treasurer